World Funds Trust - 485BPOS

Exhibit 99(e)(7)

4th AMENDMENT TO THE
DISTRIBUTION AGREEMENT

THIS AMENDMENT dated March 28, 2022 to the novated DISTRIBUTION AGREEMENT (“Agreement”) dated September 30, 2021, is by and between FORESIDE FUND SERVICES, LLC (the “Distributor”) and WORLD FUNDS TRUST (“Fund Company”), on behalf of the Funds listed in Exhibit A.

RECITALS

WHEREAS, the parties have previously entered into the Agreement; and

WHEREAS, Section 18 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the parties;

WHEREAS, the parties desire to rename four funds of the Trust to the Agreement;

NOW, THEREFORE, the parties agree as follows:

1.             Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to reflect the renaming of the four funds.

2.             Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

3.             This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Distribution Agreement to be executed as of the date and year first written above.

FORESIDE FUND SERVICES, LLC		WORLD FUNDS TRUST

By:	/s/ Teresa Cowan	By:	/s/ David Bogaert
	Teresa Cowan, President		David Bogaert, President

DISTRIBUTION AGREEMENT

EXHIBIT A

Fund Names

Philotimo Focused Growth and Income Fund
Applied Finance Core Fund
Applied Finance Explorer Fund
Applied Finance Select Fund
Clifford Capital Partners Fund
Clifford Capital Focused Small Cap Value Fund
Clifford Capital International Value Fund
Cboe Vest US Large Cap 10% Buffer Strategies Fund
Cboe Vest US Large Cap 20% Buffer Strategies Fund
Cboe Vest S&P 500® Dividend Aristocrats Target Income Fund
Cboe Vest Bitcoin Managed Volatility Fund
Cboe Vest US Large Cap 10% Buffer Strategies VI Fund
Cboe Vest US Large Cap 20% Buffer Strategies VI Fund
OTG Latin American Fund
Perkins Discovery Fund
LDR Value Opportunity Real Estate Fund
Rule One Fund
Curasset Capital Management Core Bond Fund
Curasset Capital Management Limited Term Bond Fund
Union Street Partners Value Fund